Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

1.              Registration Statement (Form S-8 No. 333-131929) pertaining to the Chase Corporation 2005 Incentive Plan;

2.              Registration Statement (Form S-8 No. 333-100101) pertaining to the Chase Corporation 2001 Senior Management Stock Plan and the 2001 Non-Employee Director Stock Option Plan

of our report dated June 22, 2012, with respect to the consolidated financial statements of NEPTCO, Inc. incorporated by reference in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 11, 2012